                                                                  EXHIBIT (8)(e)



                          PLAN AND AGREEMENT OF MERGER


         THIS PLAN AND AGREEMENT OF MERGER ("Agreement"), is entered into on this the ____ day of _________________, 1991, by and between MERRILL LYNCH LIFE INSURANCE COMPANY, an Arkansas life insurance corporation with its home office in Arkansas located at 320 West Capitol Avenue, Suite 1000, Little Rock, Arkansas 72201 (hereinafter sometimes referred to as "MLLIC" or the "Surviving Corporation"), and TANDEM INSURANCE GROUP, INC., an Illinois life insurance corporation with its home office in Illinois located at 10 South LaSalle Street, Chicago, Illinois, (hereinafter sometimes referred to as "Tandem") (said life insurance corporations being hereinafter sometimes collectively referred to as the "Constituent Corporations").

                                    RECITALS

         1. MLLIC is a corporation duly organized and existing under the laws of the State of Arkansas, having been originally incorporated on January 27, 1986, and has on the date hereof an authorized capital consisting of 1,000,000 shares of common stock of the par value of $10.00 per share, of which, on the date hereof, 200,000 shares are issued and outstanding, all of which shares are owned legally and beneficially by Merrill Lynch Insurance Group, Inc. ("MLIG").

         2. Tandem is a corporation duly organized and existing under the laws of the State of Illinois, having been originally incorporated on August 11, 1952, and has on the date hereof an authorized capital consisting of 5,000,000 shares of common stock of the par value of $1.10 per share, of which, on the date hereof, 1,100,000 shares are issued and outstanding, all of which shares are owned legally and beneficially by MLIG.

         3. The Board of Directors of each of the Constituent Corporations deems it advisable and in the best interest of said corporations that Tandem be merged into MLLIC as provided herein and has approved of this Agreement.

                 In consideration of the premises and the mutual agreements herein contained, the parties hereto, in accordance with the applicable provisions of the laws of the State of Arkansas and the State of Illinois, do hereby agree as follows:

         1. Merger. Tandem shall be merged with and into MLLIC. On and after the effective date of this contemplated merger:

                 (a) MLLIC shall be the Surviving Corporation and shall continue to exist as a domestic stock life insurance company under the laws of the State of Arkansas. As the Surviving Corporation, MLLIC shall possess all rights, privileges, powers, franchises, and immunities of a public as well as of a private nature and be subject to all the liabilities and duties of each of the Constituent Corporations so merged, and all, and singular, of the rights, privileges, powers, franchises, and immunities of each of the Constituent Corporations and all property, real, personal, and mixed, and all debts owing on whatever account and all other things in action of or belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation without further act or deed. All property, rights, privileges,





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powers, franchises, and immunities and all and every other interest shall be thereafter the property of the Surviving Corporation as effectually as they were of the several and respective Constituent Corporations. In particular, without limiting the foregoing, each separate account duly established by each of the Constituent Corporations prior to the effective date of the contemplated merger shall, on and after the effective date of the contemplated merger, be a duly established separate account of the Surviving Corporation as though it had been originally established by the Surviving Corporation. However, all rights of creditors and all liens upon the property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by the lien at the time of the merger. All debts, liabilities, and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if the debts, liabilities, and duties had been incurred or contracted by it.

                 (b) Tandem, as a Constituent Corporation, pursuant to the Illinois Insurance Code and the Arkansas Insurance Code, shall cease to exist, and its property and obligations shall become the property and obligations of MLLIC as the Surviving Corporation.

         2. Name and State of Domicile of Surviving Corporation. Upon the effectiveness of the merger, the name of the Surviving Corporation shall remain Merrill Lynch Life Insurance Company and the state of domicile shall remain the State of Arkansas.





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
         3. Article of Incorporation; Bylaws. The Articles of Incorporation as amended and Bylaws as amended of MLLIC shall continue as the Articles of Incorporation and Bylaws of the Surviving Corporation.

         4. Directors. The members of the Board of Directors of MMLIC shall be the members of the Board of Directors of the Surviving Corporation until their successors are duly elected and qualified under the Bylaws of the Surviving Corporation.

         5. Shares of Survivor. Each share of the common stock of MLLIC outstanding on the effective date of the merger shall thereupon, without further action, be one share of the common stock of the Surviving Corporation, without the issuance or exchange of new shares or share certificates, and no additional shares of the Surviving Corporation shall be issued.

         6. Cancellation of Tandem Shares. All authorized and outstanding shares of the common stock of Tandem, such shares being owned in their entirety by MLIG, and all rights in respect thereof, shall be cancelled forthwith on the effective date of the merger, and the certificates representing such shares shall be surrendered and cancelled, and no shares of the Surviving Corporation shall be issued in lieu thereof.

         7. Approvals. This Agreement shall be submitted for adoption or approval to (1) the shareholder of MLLIC, (2) the shareholder of Tandem, (3) the Insurance Commissioner for the State of Arkansas, (4) the Director of Insurance for the State of Illinois, and (5) the insurance regulatory authorities of other





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
states, if any, which may require such submission. If and when all such required adoptions and approvals are obtained, the officers of each of the Constituent Corporations shall, and are hereby authorized and directed to, perform all such further acts, and execute and deliver to the proper authorities for filing all documents, as may be necessary or proper to render effective the merger contemplated by this Agreement.

         8. Abandonment of Agreement. Notwithstanding any of the provisions of this Agreement, the Board of Directors of MLLIC, at any time before or after approval by shareholders of either or both corporations, and prior to the effective date of the merger herein contemplated, and for any reason they may deem sufficient and proper, shall have the power and authority to abandon and refrain from making effective the contemplated merger as set forth herein; in which case this Agreement shall thereby be cancelled and become null and void.

         9. Effective Date and Time. The effective date and time for the merger contemplated herein shall be at the close of the business day on the date on which all filings required in the States of Arkansas and Illinois to effect the proposed merger have been completed.

         IN WITNESS WHEREOF, the Board of Directors of each of the Constituent Corporations, pursuant to a resolution unanimously adopted by written consent has caused this Agreement to be executed as of the day and year first above written.





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

DIRECTORS OF MERRILL LYNCH LIFE            DIRECTORS OF TANDEM INSURANCE
INSURANCE COMPANY, Surviving               GROUP, INC.
Corporation:
--------------------------------           -------------------------------
         David M. Dunford                          David M. Dunford


--------------------------------           -------------------------------
         Kenneth W. Kaczmarek                      Kenneth W. Kaczmarek


--------------------------------           -------------------------------
         Thomas H. Patrick                         Nicholas F. McClanahan


--------------------------------           -------------------------------
         John C. R. Hele                           Thomas H. Patrick


--------------------------------           -------------------------------
         Barry G. Skolnick                          Barry G. Skolnick


                                           -------------------------------
                                                   John A. Zwald


ATTEST:                                    ATTEST:


--------------------------------           -------------------------------
         Secretary                                    Secretary


( S E A L )                                                     ( S E A L )




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
                            CERTIFICATE OF SECRETARY

                     (Merrill Lynch Life Insurance Company)


                 I, Barry G. Skolnick, do hereby certify that I am the duly elected, qualified and acting Secretary of Merrill Lynch Life Insurance Company (the "Corporation"), an Arkansas corporation, and am the lawful keeper of its corporate records, and do further certify that a Plan and Agreement of Merger dated ________________, 1991, between the Corporation and Tandem Insurance Group, Inc., an Illinois corporation, was approved by the sole shareholder of the Corporation at a special meeting held upon proper notice or waiver thereof on ___________________, 1991, by the unanimous vote of 200,000 shares of common voting stock, being 100 percent of the Corporation's issued and outstanding shares of common voting stock, in favor of adoption and approval of the foregoing Plan and Agreement.

                 IN WITNESS WHEREOF, I hereunto set my hand and the seal of the Corporation this ____ day of ____________________, 1991.



                                              ------------------------------
                                                                   Secretary

                                                                   ( S E A L )





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
                            CERTIFICATE OF SECRETARY

                         (Tandem Insurance Group, Inc.)


                 I, Barry G. Skolnick, do hereby certify that I am the duly elected, qualified and acting Secretary of Tandem Insurance Group, Inc. (the "Corporation"), an Illinois corporation, and am the lawful keeper of its corporate records, and do further certify that a Plan and Agreement of Merger dated _____________, 1991, between the Corporation and Merrill Lynch Life Insurance Company, an Arkansas corporation, was approved by the sole shareholder of the Corporation at a special meeting held upon proper notice or waiver thereof on ______________, 1991, by the unanimous vote of 1,100,000 shares of common voting stock, being 100 percent of the Corporation's issued and outstanding shares of common voting stock, in favor of adoption and approval of the foregoing Plan and Agreement of Merger.

                 IN WITNESS WHEREOF, I hereunto set my hand and the seal of the Corporation this ____ day of _______________, 1991.




                                              ------------------------------
                                                                   Secretary

                                                                   ( S E A L )





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                 IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement to be executed in their corporate names by their respective officers this _____ day of _______________, 1991.


                                           MERRILL LYNCH LIFE INSURANCE COMPANY


                                           By:
                                              ---------------------------------
                                                                      President


ATTEST:

----------------------------
             Secretary

( S E A L )

                                           TANDEM INSURANCE GROUP, INC.

                                           By:
                                              ---------------------------------
                                                                      President


ATTEST:
-----------------------------
             Secretary

( S E A L )





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                                ACKNOWLEDGEMENT

STATE OF NEW JERSEY

COUNTY OF MIDDLESEX

         I, the undersigned, a Notary Public, within and for the county and state aforesaid, do hereby certify that on this ______ day of ____________, 1991, personally appeared before me Thomas H. Patrick and Barry G. Skolnick, who, being by me first duly sworn, declared that they are the President and Secretary, respectively, of Merrill Lynch Life Insurance Company, that they signed the foregoing document as President and Secretary of said Company, and that the statements therein contained are true.

                                               --------------------------------
                                                          Notary Public

My Commission Expires:

                                 ACKNOWLEDGMENT

STATE OF NEW JERSEY

COUNTY OF MIDDLESEX

         I, the undersigned, a Notary Public, within and for the county and state aforesaid, do hereby certify that on this ____ day of ____________, 1991, personally appeared before me Thomas H. Patrick and Barry G. Skolnick, who, being by me first duly sworn, declared that they are the President and Secretary, respectively, of Tandem Insurance Group, Inc., that they signed the foregoing document as President and Secretary of said Company, and that the statements therein contained are true.

                                               --------------------------------
                                                          Notary Public

My Commission Expires:


-------------------------


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